Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                                 INDIGINET, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P87000082722
            ---------------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provision of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to Its Articles of
Incorporation:

NEW CORPORATE NAME (IF  CHANGING):
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(Must  contain  the  word  "corporation,"  "company,"  or  "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or abbreviation "P.A.")

AMENDMENTS  ADOPTED-  (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
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Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
                                                          ------------

SECTION 4.1 OF ARTICLE IV, AS PREVIOUSLY AMENDED, IS HEREBY AMENDED TO READ AS
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FOLLOWS:
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4.1 CAPITAL STOCK. THE COMPANY SHALL BE AUTHORIZED TO ISSUE 5,500,000,000
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SHARES, OF WHICH 5,000,000,000 SHARES SHALL BE COMMON SHARES, NO PAR VALUE PER
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SHARE, (THE "COMMON STOCK"), AND 500,000,000 SHARES SHALL BE PREFERRED SHARES,
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NO PAR VALUE PER SHARE (THE "PREFERRED STOCK").
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                     (Attached additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                  (continued)

THE DATE OF EACH AMENDMENT(S) ADOPTION:  February 23, 2005
                                         ---------------------------

EFFECTIVE DATE IF APPLICABLE: March 1, 2005
                  ----------  --------------------------------------------------
                                (no more than 90 days after amendment file date)

ADOPTION  OF  AMENDMENT(S)       (CHECK  ONE)
                                  ----------

     [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendment(s) was/were sufficient for approval by
                                             ---------------------------------."
                                                       (voting  group)


     [_] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 23rd day of February, 2005.
            ----        --------

          Signature  /s/ Mark Ellis
                     -------------------------------------------------------
                    (By a director, president, or other officer- if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary of that fiduciary)

                                         MARK ELLIS
                     -------------------------------------------------------
                          (Typed or printed name of person signing

                            PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     -------------------------------------------------------
                                 (Title of person signing)


                                FILING FEE: $35


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